                               SECURITY AGREEMENT


      THIS SECURITY AGREEMENT (the "Agreement"), dated October 27, 1997, is by and between ADVANCED REFRACTORY TECHNOLOGIES, INC., a New York corporation with its principal place of business at 699 Hertel Avenue, Buffalo, New York ("ART" or "Debtor"), and ELECTRONIC DESIGNS, INC., a Delaware corporation with its principal place of business at One Research Drive, Westborough, Massachusetts ("EDI" or "Secured Party").


                             PRELIMINARY STATEMENT:

      A. ART and EDI entered into that certain Asset Purchase Agreement, dated as of October 1, 1997 (the "Asset Purchase Agreement"), pursuant to which ART purchased from EDI the Purchased Assets (the "Purchased Assets") in exchange for: (a) FIVE HUNDRED THOUSAND AND 00/100 DOLLARS (500,000.00); and (b) payment of a royalty as provided in that certain Royalty Agreement, dated October 27, 1997, by and between ART and EDI (the "Royalty Agreement").

      B. Pursuant to the Royalty Agreement, to secure all payments due thereunder to EDI, ART has agreed to grant to EDI a security interest in all of the Intellectual Property (as defined herein), upon the terms and conditions herein.

      NOW, THEREFORE, in order to induce EDI to enter into the Asset Purchase Agreement and the Royalty Agreement, the covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto (individually, a "Party;" collectively, the "Parties") hereby agree as follows:

      1. DEFINITIONS. All terms used herein which are defined in the New York Uniform Commercial Code (the "Code") shall have the same meaning herein as in the Code unless the context in which such terms are used herein indicates otherwise. Unless otherwise expressly defined herein, all capitalized terms used but not elsewhere defined in this Agreement shall have the respective meanings ascribed to such terms in the Royalty Agreement or the Asset Purchase Agreement, as the case may be.

      2. SECURITY INTEREST. In order to secure the performance and payment of all liabilities and obligations of Debtor under or related to the Royalty Agreement (the "Debtor's Obligation" or "Obligation"), Debtor hereby grants to Secured Party a security interest in certain intangible property and assets described below (the "Collateral" or the "Intellectual Property"):

            2.1 GENERAL INTANGIBLES/INTELLECTUAL PROPERTY. With respect to the Purchased Assets, all intellectual property, including, without limitation, (i) all patents and patent applications (including any and all divisions, continuations, renewals,
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      reissues, extensions, continuations-in-part, reexaminations or foreign counterparts), trademarks, service marks, trade names, copyrights, software, technologies, formulas, compositions, processes, inventions, trade secrets, know-how, mask works, ideas, improvements, concepts, information, methods, studies, data, confidential and/or proprietary information (including, without limitation, registrations, licenses and applications pertaining thereto) and other intellectual property rights, which were purchased by Debtor from EDI pursuant to the Asset Purchase Agreement, and (ii) all rights to practice and use the patents and patent applications (including any and all divisions, continuations, renewals, reissues, extensions, continuations-in-part, reexaminations or foreign counterparts), licenses, trademarks, service marks, trade names, copyrights, software, technologies, formulas, compositions, processes, inventions, trade secrets, know-how, mask works, ideas, improvements, concepts, information, methods, studies, data, confidential information (including, without limitation, registrations, licenses and applications pertaining thereto) and other intellectual property rights and other proprietary information or intangible property of any kind licensed by EDI and assigned to ART pursuant to the Asset Purchase Agreement.

            2.2 PROCEEDS. All proceeds (including proceeds of insurance, eminent domain and other governmental taking and tort claims) of the Intellectual Property; and

            2.3 BOOKS AND RECORDS. All of the books and records pertaining to the Intellectual Property described in Sections 2.1 and 2.2 above (the "Books and Records").

The security interest of Secured Party in the Collateral is intended to be a first priority security interest superior and prior to all other liens and encumbrances of any kind on the Collateral of the Debtor; provided, however, EDI acknowledges that as of the date hereof the Collateral is subject to liens and encumbrances created by or arising under EDI and it is EDI's responsibility to satisfy and release all such liens and encumbrances.

      3. REPRESENTATIONS AND WARRANTIES. Debtor hereby represents and warrants to Secured Party as follows:

            3.1 OWNERSHIP OF COLLATERAL. Upon consummation of the transactions contemplated in the Asset Purchase Agreement, Debtor shall be the owner of all of the Collateral, free from any liens and encumbrances of any kind created by Debtor; provided, however, EDI acknowledges that as of the date hereof the Collateral is subject to liens and encumbrances created by or arising under EDI and it is EDI's responsibility to satisfy and release all such liens and encumbrances.

            3.2 PLACES OF BUSINESS. The location of the chief executive office(s) of Debtor, all of the other places of business of Debtor, all locations where the Books and




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      Records are kept, and the location of the Intellectual Property are listed on EXHIBIT A attached hereto and made a part hereof. Debtor shall not without providing written notice to Secured Party change the location of
      (i) its chief executive office(s), (ii) its Books and Records, or (iii) any Intellectual Property.

            3.3 TRADE OR ASSUMED NAMES. All trade or assumed names under which Debtor has done business are listed in EXHIBIT B attached hereto and made a part hereof.

            3.4 FINANCING STATEMENTS AND COLLATERAL ASSIGNMENTS. Except for the financing statements and collateral assignments of Secured Party pertaining to the Debtor's Obligation, Debtor has not permitted there to be filed a financing statement or any collateral assignment covering any Collateral or any proceeds thereof in any public office.

      4. AFFIRMATIVE COVENANTS. Until the Debtor's Obligation is paid and performed in full, Debtor agrees that it will:

            4.1 TAXES. Pay promptly when due all taxes, levies, assessments and governmental charges upon and relating to any of the Collateral, income or receipts of Debtor or otherwise for which Debtor is or may be liable; provided, however, Debtor shall have the right to contest any such taxes, levies, assessments and charges, in good faith.

            4.2 INSURANCE. At its sole expense, keep the Collateral insured against loss or damage by insurance policies, as Debtor, in its reasonable business judgment, deems appropriate.

            4.3   INTELLECTUAL PROPERTY.

                  4.3.1 PAYMENTS. Make all payments and perform all acts
            reasonably necessary as Debtor, in its reasonable business judgment shall determine, to maintain and preserve the Intellectual Property, including, without limitation, filing of documents, renewals or other information with any regulatory agency or any other Person.

                  4.3.2 NOTICE OF LICENSES. Promptly notify Secured Party, upon execution of reasonably required confidentiality agreements, of new licenses relating to the Intellectual Property and provide copies of such licenses to Secured Party.

                  4.3.3 ACCURATE RECORDS. At all times keep accurate and
            complete records of payment and performance by Debtor and other Persons of their

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            respective obligations with respect to the Intellectual Property and permit Secured Party or any of its agents, upon execution of reasonably requested confidentiality agreements and, during normal business hours and upon prior reasonable notice for reasonable purposes, to call at Debtor's place of business to inspect, audit, check or make extracts from the books, records, correspondence or other data relating to the Intellectual Property.

                  4.3.4 DEFAULTS, OTHER CLAIMS. Promptly inform Secured Party of any default in payment or performance by Debtor or any other Person of any obligation with respect to the Intellectual Property or of claims made by others in regard to the Intellectual Property, if either of which would have a material adverse effect on the Debtor.

            4.4 COLLECTION OF PROCEEDS. Collect the proceeds of indebtedness owing to Debtor by any Person with respect to any Intellectual Property.

            4.5 FINANCING STATEMENTS, FURTHER ASSURANCES, DELIVERY OF INSTRUMENTS. Concurrently with the execution of this Agreement, and from time to time hereafter as requested by Secured Party, execute and deliver to Secured Party such financing statements, continuation statements, collateral assignments of patents and trademarks, termination statements, amendments to any of the foregoing and other documents, in form reasonably satisfactory to Secured Party, as Secured Party may reasonably require to perfect and continue in effect the security interest of Secured Party granted pursuant to this Agreement, to carry out the purposes of this Agreement and to protect Secured Party's rights hereunder. Debtor, upon demand, shall pay the cost of filing all such financing statements, continuation statements, termination statements, amendments to any of the foregoing and other documents. A carbon, photographic or other reproduction of this Agreement may be filed as a financing statement.

      5. NEGATIVE COVENANTS. Until the Debtor's Obligation is paid and performed in full, Debtor agrees that it will not:

            5.1 SALES AND TRANSFER OF COLLATERAL. Sell, lease, assign or otherwise dispose of any of the Collateral; provided, however, the foregoing shall not in any way restrict Debtor's right to grant business of any kind to third parties with respect to the Intellectual Property or to grant security interests or other liens and encumbrances subordinate to the security interests granted to EDI hereunder (the "Subordinated Liens").

            5.2 MODIFICATION. Except in the ordinary course of business, change in any material respect the terms of payment or performance of any obligation with respect to the Intellectual Property without the prior written consent of Secured Party, which consent shall not be unreasonably withheld or delayed.

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      6. PROTECTION OF COLLATERAL. In the event of any failure of Debtor to (i)
maintain in force and pay for any insurance which Debtor is required to provide pursuant to this Agreement, (ii) keep the Collateral free from all liens and encumbrances of any kind except for licenses related thereto, any liens or encumbrances arising under this Agreement, and any liens or encumbrances existing on the date hereof and any Subordinated Liens, (iii) pay when due all taxes, levies and assessments on or in respect of the Collateral; provided however, Debtor shall have the right to contest any such taxes, levies, and assessments, in good faith, (iv) make in Debtor's reasonable business judgment all payments and perform all acts on the part of Debtor required to be paid or performed with respect to any of the Collateral, including, without limitation, all expenses of protecting, storing, warehousing, insuring, handling and maintaining the Collateral, and (v) keep fully and perform promptly any other of the obligations of Debtor under this Agreement; the Secured Party, at its option, upon prior written notice to Debtor, may (but shall not be required to) procure and pay for such insurance, pay or contest or settle such liens or taxes or any judgments based thereon or otherwise make good any other aforesaid failure of Debtor. Debtor shall reimburse Secured Party promptly upon demand for all sums paid or advanced on behalf of Debtor for any such purpose, together with all reasonable costs, expenses and attorneys' fees paid or incurred by Secured Party in connection therewith and interest at the rate of fifteen percent (15%) per annum on all sums so paid or advanced from the date of such payment or advancement until repaid to Secured Party. All such sums paid or advanced by Secured Party, with interest thereon, immediately upon payment or advancement thereof, shall be deemed to be part of the Debtor's Obligation secured hereby.

      7. EVENT OF DEFAULT. Debtor shall be in default under this Agreement upon the non-payment of the Royalty for more than five (5) business days following the date when due (an "Event of Default").

      8. REMEDIES UPON DEFAULT. Upon the occurrence of an Event of Default:

            8.1 RIGHTS OF SECURED PARTY. Secured Party shall have all of the rights and remedies of a secured party under the Code and all other rights and remedies accorded to Secured Party, at equity or law, including, without limitation, the right to apply for and have a receiver appointed by a court of competent jurisdiction to manage, protect and preserve the Collateral and to collect all revenues and profits thereof. Any notice of sale or other disposition of Collateral given not less than ten (10) business days prior to such proposed action shall constitute reasonable and fair notice of such action. To the extent permitted by Applicable Law, Secured Party may postpone or adjourn any such sale from time to time by announcement at the time and place of sale stated in the notice of sale or by announcement of any adjourned sale, without being required to give a further notice of sale. Any such sale may be for cash or, unless prohibited by Applicable Law, upon such credit or installment terms as Secured Party shall determine. To the extent permitted by Applicable Law, Debtor shall be credited with the net proceeds of such sale only when such proceeds actually are received by Secured

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      Party. Despite the consummation of any such sale, Debtor shall remain liable for any deficiency on the Debtor's Obligation which remains outstanding following any such sale. All net proceeds received pursuant to a sale shall be applied to the amounts outstanding under the Royalty Agreement, in such order as Secured Party, in its reasonable discretion shall determine.

            8.2 ASSEMBLY OF COLLATERAL. Upon the request of Secured Party, Debtor shall assemble and make the Collateral available to Secured Party at a place designated by Secured Party.

            8.3 PROCEEDS. At the request of Secured Party, Debtor shall hold all proceeds of the Collateral collected by Debtor in trust for Secured Party, and promptly upon receipt thereof, turn over such proceeds to Secured Party in substantially the form in which they were received.

            8.4 OTHER RIGHTS. Secured Party, at its election, and without notice to Debtor, may:

                  8.4.1 TERMINATE RIGHT OF COLLECTION. Terminate the right of
            Debtor to collect the proceeds described in Section 8.3.

                  8.4.2 NOTIFICATION. Notify obligors to make all payments
            directly to Secured Party.

                  8.4.3 COLLECTION OF PAYMENTS. Demand, sue for, collect or
            receive, in the name of Debtor or Secured Party, any money or property payable or receivable on any item of Collateral.

                  8.4.4 SETTLEMENT. Settle, release, compromise, adjust, sue upon or otherwise enforce any item of Collateral as Secured Party may reasonably determine.

                  8.4.5 MAIL OF DEBTOR; ENDORSEMENT OF CHECKS. For the purpose of enforcing Secured Party's rights under this Agreement, endorse notes, checks, drafts, money orders, documents of title or other forms of payment on behalf and in the name of Debtor.

      9. POWER OF ATTORNEY. To effectuate the rights and remedies of Secured Party under this Agreement, Debtor hereby irrevocably appoints Secured Party its attorney-in-fact, in the name of Debtor or in the name of Secured Party, to execute and file from time to time financing statements, continuation statements, termination statements and amendments thereto, covering the Collateral, in form satisfactory to Secured Party. The power of attorney granted pursuant to this Section 9 is coupled with an interest and shall be irrevocable until the Debtor's

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Obligation has been paid and performed in full. Secured Party shall, prior to the occurrence of an Event of Default, notify Debtor of any action Secured Party takes pursuant to this Section 9.

      10.   CERTAIN AGREEMENTS OF DEBTOR.

            10.1 WAIVER OF NOTICE. Debtor hereby waives notice of the acceptance of this Agreement.

            10.2 RIGHTS OF SECURED PARTY. Debtor agrees that Secured Party (i) shall have no duty as to the collection or protection of the Collateral or any income thereon, (ii) may exercise the rights and remedies of Secured Party with respect to the Collateral without resort or regard to other security or sources for payment and (iii) shall not be deemed to have waived any of the rights or remedies granted to Secured Party hereunder unless such waiver shall be in writing and shall be signed by Secured Party. Debtor and Secured Party acknowledge their intent that, upon the occurrence of an Event of Default, Secured Party shall receive, to the fullest extent permitted by law and governmental policy, all rights necessary or desirable to obtain, use or sell the Collateral, and to exercise all remedies available to Secured Party under this Agreement, the Code or other Applicable Law. Debtor and Secured Party further acknowledge and agree that, in the event of changes in law or governmental policy occurring subsequent to the date hereof that affect in any manner Secured Party's rights of access to, or use or sale of the Collateral, or the procedures necessary to enable Secured Party to obtain such rights of access, use or sale, Secured Party and Debtor shall amend this Agreement, in such manner as Secured Party reasonably shall request, in order to provide Secured Party such rights to the greatest extent possible consistent with then Applicable Law and governmental policy.

            10.3 NO DELAY, SINGLE OR PARTIAL EXERCISE PERMITTED. No delay or omission on the part of Secured Party in exercising any rights or remedies contained herein shall operate as a waiver of such right or remedy or of any other right or remedy, and no single or partial exercise of any right or remedy shall preclude any other or further exercise thereof, or the exercise of any other right or remedy. A waiver of any right or remedy on any one occasion shall not be construed as a bar or waiver of any right or remedy on future occasions, and no delay, omission, waiver or single or partial exercise of any right or remedy shall be deemed to establish a custom or course of dealing or performance between the parties hereto.

      11. RIGHTS CUMULATIVE. All rights and remedies of Secured Party pursuant to this Agreement, the Royalty Agreement, the Asset Purchase Agreement (except as otherwise provided therein) or otherwise, shall be cumulative and non-exclusive, and may be exercised singularly or concurrently.

      12. SEVERABILITY. If any provision of this Agreement is determined by a court of competent jurisdiction to be illegal or unenforceable, such provision shall be automatically

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reformed and construed so as to be valid, operative and enforceable to the maximum extent permitted by law or equity while preserving its original intent. The invalidity of any part of this Agreement shall not render invalid the remainder of this Agreement.

      13. NOTICES. All notices required or permitted hereunder shall be in writing and shall be: (a) sent by telex or facsimile transmission (to be effective when receipt is acknowledged unless sent after 5:00 p.m. on any business day, in which event notice shall be deemed received on the next business day); (b) personally delivered; (c) sent by certified mail, return receipt requested; or (d) sent by a nationally recognized, commercial overnight delivery service with provisions for a receipt, postage or delivery charges prepaid, and, except as otherwise provided in Section 13(a), shall be deemed given when personally delivered or when placed in the possession of such mail or delivery service, and addressed to the Parties, as follows:

      To EDI:           Electronic Designs, Inc.
                        One Research Drive
                        Westborough, Massachusetts 01581
                        Attn.: Frank D. Edwards, Senior Vice President Facsimile no.: (508) 366-1083


      with a copy to:   Goodwin, Procter & Hoar LLP
                        Exchange Place
                        Boston, Massachusetts 02109-1881
                        Attn.: Thomas P. Storer, P.C.
                        Facsimile no.: (617) 523-1231


      To ART:           Advanced Refractory Technologies, Inc.
                        699 Hertel Avenue
                        Buffalo, New York 14207
                        Attn.: Keith A. Blakely, President
                        Facsimile no.: (716) 875-3746

      with a copy to:   Damon & Morey LLP
                        1000 Cathedral Place
                        298 Main Street
                        Buffalo, New York 14202-4096
                        Attn.: Gust P. Pullman, Esq.
                        Facsimile No.: (716) 856-5521

Notice of change of address shall be given in accordance with the terms of this
Section 13 and shall be effective only upon receipt.


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      14. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of Secured Party and Debtor.

      15. HEADINGS. The headings used herein are inserted for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement.

      16. COUNTERPARTS. This Agreement may be executed simultaneously in Two (2) or more counterparts, any of which shall be deemed an original, and all of which together shall constitute one and the same instrument, notwithstanding that both Parties are not a signatory to the original or the same counterpart.

      17. SURVIVABILITY. Notwithstanding anything contained herein to the contrary, all representations, warranties and agreements contained herein shall survive and continue to bind the Parties after the execution and delivery of this Agreement, until the Obligation is paid and performed in full.

      18. DEFEASANCE. Upon payment in full of the Obligation, Secured Party shall, at Debtor's expense, release the security interest in the Intellectual Property granted under this Agreement and execute and deliver such instruments and other documents and take such further actions as may be reasonably requested to carry out such release, including cancellation of this Agreement by written notice, executed on behalf of Secured Party, to the U.S. Patent and Trademark Office.

      19. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of New York without giving effect to the principles of conflicts of laws.

      20. DISPUTES. Each Party agrees that any dispute or controversy arising between the Parties hereunder shall be settled in an action commenced and maintained in the United States District Court for the Southern District of New York, or if said Court lacks subject matter jurisdiction, then in the New York Supreme Court, County of New York, and each Party consents to personal jurisdiction in such courts. EDI hereby designates Goodwin, Procter & Hoar LLP, 599 Lexington Avenue, New York, New York 10022 as its authorized agent for service of process within the State of New York.

      21. WAIVER OF RIGHT TO JURY TRIAL. SECURED PARTY AND DEBTOR ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND THEREFORE, SECURED PARTY AND DEBTOR AGREE THAT ANY COURT PROCEEDING ARISING OUT OF ANY SUCH CONTROVERSY WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

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      22. SECURED PARTY'S RIGHT TO SPECIFIC PERFORMANCE. Debtor acknowledges and agrees that in the event of a breach or threatened breach of any covenant by it herein, irreparable harm will result to Secured Party and its business for which there is no adequate remedy at law, and Debtor agrees that in the event of any such breach or threatened breach, Secured Party shall be entitled, in addition to all other applicable remedies, to specific performance of the terms of this Agreement and immediate injunctive relief restraining Debtor from activity constituting such breach or threatened breach. Nothing herein shall be construed as prohibiting Secured Party from pursuing any other remedies available to it for breach or threatened breach of this Agreement, including, without limitation, the recovery of damages from Debtor.

      23. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement by and between the Parties regarding the subject matter contained herein and supersedes all prior and contemporaneous undertakings and agreements by and between the Parties, whether written or oral, with respect to such subject matter.

      24. AMENDMENT. This Agreement shall not be amended except by a writing executed by both Parties.

                [remainder of this page intentionally left blank]

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      IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers on the day and year first above written.


                            ELECTRONIC DESIGNS, INC.


                           By: /s/ Frank D. Edwards
                              ----------------------------------------
                                Name: Frank D. Edwards
                                Title: Senior Vice President


                           ADVANCED REFRACTORY TECHNOLOGIES,
                           INC.


                           By: /s/ Keith A. Blakely
                              ---------------------------------------
                                Name: Keith A. Blakely
                                Title: President


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                                    EXHIBIT A

                     Location of Chief Executive Office(s),
                      Location of Other Places of Business,
                       Location of Books and Records, and
                        Location of Intellectual Property


Chief Executive Office              699 Hertel Avenue
                                    Buffalo, NY


Other Places of Business            3506 Bassett Street
                                    Santa Clara, CA 95054


Books and Records                   3506 Bassett Street
                                    Santa Clara, CA 95054

                                    699 Hertel Avenue
                                    Buffalo, NY


Location of Intellectual Property   3506 Bassett Street
                                    Santa Clara, CA 95054

                                    699 Hertel Avenue
                                    Buffalo, NY

                                    EXHIBIT B

                               List of Trade Names


1.    ART.